Exhibit 10.14

Execution Version

AMENDING AGREEMENT NO. 2

THIS AMENDING AGREEMENT NO. 2 (this “Amending Agreement”) is made as of March 14, 2023.

WHEREAS:

A.         Reference is made to the third amended and restated senior secured credit agreement dated as of August 8, 2022 between, inter alios, Tucows.com Co., Tucows (Delaware) Inc., Ting Inc., Tucows (Emerald), LLC and Wavelo, Inc., as borrowers (collectively, the “Borrowers” and each a “Borrower”), Tucows Inc., as parent (the “Parent”), Royal Bank of Canada, as administrative agent (the “Agent”), and the financial institutions party thereto, as lenders (the “Lenders”) (as amended by amending agreement no. 1 dated as of November 2, 2022, the “Credit Agreement”).

B.           The Borrowers, the Parent, the Agent and the Lenders wish to amend the Credit Agreement as provided herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained in this Amending Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1         Defined Terms. In this Amending Agreement, unless something in the subject matter or context is inconsistent:

(a)	terms defined in the description of the parties or in the recitals have the respective meanings given to them in the description or recitals, as applicable; and

(b)	all other capitalized terms have the respective meanings given to them in the Credit Agreement as amended by Article Two of this Amending Agreement (collectively, the “Amended Credit Agreement”).

1.2        Headings. The headings of the Articles and Sections of this Amending Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Amending Agreement.

1.3        References. All references to Articles, Sections, Exhibits and Schedules, unless otherwise specified, are to Articles, Sections, Exhibits and Schedules of the Credit Agreement.

RBC/Tucows Amending Agreement No. 2

ARTICLE 2
AMENDMENTS

2.1          Amendments. Effective as of the date hereof:

(a)

The definition of “Applicable Commitment Fee Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing the words “in respect of any Financial Quarter” in the third sentence thereof with “in respect of any Rolling Period”.

(b)

The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended by replacing the words “in respect of any Financial Quarter” in the fifth sentence thereof with “in respect of any Rolling Period”.

(c)	The definition of “Interest Coverage Ratio” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Interest Coverage Ratio” means, in respect of any Rolling Period, the ratio of (i) Adjusted EBITDA for such Rolling Period to (ii) Interest Expense for such Rolling Period.

(d)	The following new definition of “Leverage Step Up Period” is hereby added to Section 1.01 of the Credit Agreement in the proper alphabetical order:

“Leverage Step Up Period” means the period commencing on March 14, 2023 to and including the date that the Parent delivers a Compliance Certificate to the Agent pursuant to Section 9.01(1)(c) for the Rolling Period ending on December 31, 2023, demonstrating that it is in compliance with the financial covenants in Section 9.03 hereof.

(e)	The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Maturity Date” means September 30, 2024.

(f)	The following new definition of “Rolling Period” is hereby added to Section 1.01 of the Credit Agreement in the proper alphabetical order:

“Rolling Period” means each Financial Quarter taken together with the three immediately preceding Financial Quarters; provided that, for purposes of calculating the financial covenants in Section 9.03 for the calendar months ending on April 30, 2023, May 31, 2023, July 31, 2023, August 31, 2023, October 31, 2023 and November 30, 2023 “Rolling Period” shall mean the relevant calendar month together with the eleven calendar months immediately preceding such calendar month.

(g)	The definition of “Total Funded Debt to Adjusted EBITDA Ratio” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Total Funded Debt to Adjusted EBITDA Ratio” means, at any time, the ratio of (i) Total Funded Debt at such time less cash or Cash Equivalents of the Parent and Guarantors in an aggregate amount of not more than $5,000,000 on deposit with the Agent or one or more of the Lenders in respect of which the Agent (for the benefit of itself and the other Secured Parties) has a first priority Lien; to (ii) Adjusted EBITDA for the relevant Rolling Period in respect of which the Parent has delivered a Compliance Certificate hereunder.

RBC/Tucows Amending Agreement No. 2

(h)	The first sentence of Section 2.14(1) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

From time to time by notice in writing to the Agent, given at least 180 days prior to the Maturity Date, the Parent may request that the Commitment be increased, such increase to be in a minimum amount of $10,000,000 for any one increase (and integrals of $1,000,000), to a maximum aggregate increase in the Commitments taken as a whole of $60,000,000 (each such increase of the Commitment being an “Increased Commitment”); provided that, the Parent shall not be permitted to make a request for an Increased Commitment at any time during the Leverage Step Up Period.

(i)

Section 6.02 is hereby amended by replacing the words “(in each case for the last four Financial Quarters in respect of which the Agent and the Lenders have received a Compliance Certificate hereunder)” with the words “(in each case for the relevant Rolling Period in respect of which the Agent and the Lenders have received a Compliance Certificate hereunder)”.

(j)	Paragraph (c) in Section 9.01(1) is deleted in its entirety and replaced with the following:

(c)

(i) concurrently with the financial statements furnished pursuant to (a) and (b) above, a Compliance Certificate duly executed by a senior officer or other qualified officer of the Parent, demonstrating compliance with the financial covenants in Section 9.03 hereof, a management discussion and analysis in respect of any material variances between the actual results to date and the projections contained in the most recent Annual Business Plan presented to the Agent and the Lenders and concurrently with the financial statements furnished pursuant to (b) above, a management prepared reconciliation of such financial statements to remove the financial results of Ting Fiber, LLC and its subsidiaries from the financial results of the Parent, and (ii) with respect to the calendar months ending on April 30, 2023, May 31, 2023, July 31, 2023, August 31, 2023, October 31, 2023 and November 30, 2023, as soon as available and in any event within 30 days after the end of each such calendar month, a Compliance Certificate duly executed by a senior officer or other qualified officer of the Parent, including an income statement, and demonstrating compliance with the financial covenants in Section 9.03 hereof; and

(k)

Section 8.01(6) of the Credit Agreement is hereby amended by replacing the words “required to be delivered for the Financial Quarter in which such Material Authorization was obtained” with “required to be delivered pursuant to Section 9.01(1)(c) hereof”.

RBC/Tucows Amending Agreement No. 2

(l)	Section 9.01(1)(a) of the Credit Agreement is hereby amended by replacing the words “Fiscal Quarter” with the words “Financial Quarter”.

(m)	Sections 9.03(1) and (2) of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

(1)         Leverage Ratio. Maintain, at all times, a Total Funded Debt to Adjusted EBITDA Ratio of not more than (i) 4.0:1:00 at any time from and after the date hereof to and including March 13, 2023; (ii) 4.5:1:00 from March 14, 2023 to and including September 29, 2023; (iii) 4.0:1.00 from September 30, 2023 to and including December 30, 2023; and (iv) 3.75:1.00 thereafter.

(2)         Interest Coverage Ratio. Maintain, as at the end of each Rolling Period, an Interest Coverage Ratio of not less than 3.00:1.00.

(n)	The following new sentence is hereby added to the end of Section 9.02(3) of the Credit Agreement:

Notwithstanding the foregoing or any other provision of this Agreement, the Parent shall not directly or indirectly sell or otherwise dispose of, or permit any of its Subsidiaries to sell or otherwise dispose of, any of its Assets with a fair market value in excess of $1,500,000, individually or in the aggregate, during the Leverage Step Up Period without the prior written consent of the Majority Lenders.

(o)	The following new sentence is hereby added to the end of Section 9.02(5) of the Credit Agreement:

Notwithstanding the foregoing or any other provision of this Agreement, the Parent shall not make or acquire, or permit any of its Subsidiaries to make or acquire, any (i) Permitted Acquisitions pursuant to Section 9.02(5)(i) above in excess of $500,000, individually or in the aggregate, (ii) any further Investment in a Subsidiary of the Parent that is not a Loan Party or in any other Person pursuant to Section 9.02(5)(iii) above, or (iii) any Investment in Ting Fiber, LLC and its subsidiaries pursuant to Section 9.02(5)(vii) above, in each case, during the Leverage Step Up Period without the prior written consent of the Majority Lenders.

(p)	Schedule 6 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 6 attached hereto.

(q)	The words “[Financial Quarter] [Financial Year]” in Schedule 9 to the Credit Agreement are hereby deleted and replaced with “[Rolling Period]”.

RBC/Tucows Amending Agreement No. 2

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1         Confirmation of Representations. The Parent, each Borrower and each Guarantor represents and warrants that, as at the date of this Amending Agreement and assuming that the amendments made to the Credit Agreement by this Amending Agreement have become effective:

(a)	this Amending Agreement has been duly authorized, executed and delivered by each of the signatory Loan Parties;

(b)

the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Parent, the Borrowers, and the Guarantors enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)	no Default or Event of Default has occurred and is continuing; and

(d)

the representations and warranties contained in Article 8 of the Credit Agreement are true and correct in all material respect as if made on the date hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

ARTICLE 4
CONDITIONS

4.1         Conditions Precedent. This Amending Agreement shall become effective upon satisfaction of the following conditions precedent:

(a)	the Agent shall have received from each party hereto a counterpart of this Amending Agreement signed on behalf of each party hereto;

(b)	payment by the Parent to the Agent of an amending fee equal to U.S.$20,000 per Lender that has executed this Amending Agreement

(c)

payment by the Parent to the Agent on account of the Lenders, as consideration for the Lenders agreeing to extend the Maturity Date pursuant to this Amending Agreement, an extension fee of 3 bps of the Commitment;

(d)	payment by the Parent to the Agent, for its own account, of the arrangement fee pursuant to the amended and restated fee letter dated as of the date hereof between the Parent and the Agent; and

(e)

payment of all other fees and other amounts due from the Parent, including, to the extent invoiced, reimbursement or payment of all reasonable legal fees in connection with this Amending Agreement or arrangements satisfactory to the Agent for payment of any such fees and other amounts at an agreed upon date.

RBC/Tucows Amending Agreement No. 2

ARTICLE 5
GENERAL

5.1         Confirmation. Except as specifically stated herein, Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. In particular but without limitation the Parent, the Borrowers and each of the Guarantors hereby acknowledge and agree that:

(a)

the Guarantees and the Security provided by it in favour of the Agent and the Secured Parties continues in full force and effect notwithstanding the execution and delivery of this Amending Agreement and the amendments to the Credit Agreement effected hereby;

(b)	such guarantees and indemnities extend to the indebtedness, liabilities and obligations of the Borrowers under the Amended Credit Agreement; and

(c)

the secured liabilities described in the Security include indebtedness, liabilities and obligations arising under or in relation to the Amended Credit Agreement, and the Liens granted thereunder extend thereto.

5.2         Interpretation. All references to the “this Agreement” or the “Credit Agreement” and all similar references in any of the other Loan Documents shall hereafter include, mean and be a reference to the Amended Credit Agreement without any requirement to amend such Loan Documents. This Amending Agreement shall constitute a “Loan Document” under, and as defined in, the Credit Agreement.

5.3         Binding Nature. This Amending Agreement shall enure to the benefit of and be binding upon the Borrowers, the Parent, the Agent and the Lenders and their respective successors and permitted assigns.

5.4        Severability. Any provision of this Amending Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Amending Agreement, all without affecting the remaining provisions of this Amending Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.5        Conflicts. If, after the date of this Amending Agreement, any provision of this Amending Agreement is inconsistent with any provision of the Credit Agreement, the relevant provision of this Amending Agreement shall prevail.

5.6         Governing Law. This Amending Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

5.7         Counterpart and Facsimile. This Amending Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Amending Agreement by any party by facsimile or other form of electronic transmission shall be as effective as delivery of a manually executed copy of this Amending Agreement by such party.

[signatures on the following pages]

RBC/Tucows Amending Agreement No. 2

IN WITNESS WHEREOF the undersigned has caused this Amending Agreement to be duly executed as of the date set out on the first page.

ROYAL BANK OF CANADA, as Agent

By:	/s/ Helena Sadowski
Name: Helena Sadowski
Title: Manager, Agency

ROYAL BANK OF CANADA, as Lender, Swingline Lender and Fronting Letter of Credit Lender

By:	/s/ Brad Clarkson
Name: Brad Clarkson
Title: Director, Corporate Client Group, Mid-Market Leverage and Infrastructure Finance

By:	/s/ Andrea Heerdegen
Name: Andrea Heerdegen
Title: Authorized Signatory

BANK OF MONTREAL, as Lender

By:	/s/ Paulina Kursa
Name: Paulina Kursa
Title: Managing Director

By:	/s/ David Graham
Name: David Graham
Title: Managing Director & Team Lead

RBC/Tucows Amending Agreement No. 2

BANK OF NOVA SCOTIA, as Lender

By:	/s/ Caitlin Furtado
Name: Caitlin Furtado
Title: Director, National Accounts

By:	/s/ Sebastian Reveredo
Name: Sebastian Reveredo
Title: Director, National Accounts

HSBC BANK CANADA, as Lender

By:	/s/ Ashley Charlton
Name: Ashley Charlton
Title: Relationship Director

By:	/s/ Jordan Stewart
Name: Jordan Stewart
Title: Senior Director & Team Lead

CANADIAN IMPERIAL BANK OF COMMERCE, as Lender

By:	/s/ Adam Weiers
Name: Adam Weiers
Title: Executive Director, Authorized Signatory

By:	/s/ Jon Gross
Name: Jon Gross
Title: Associate, Authorized Signatory

RBC/Tucows Amending Agreement No. 2

THE TORONTO-DOMINION BANK, as Lender

By:	/s/ Justin Whiteside
Name: Justin Whiteside
Title: Director, National Accounts

By:	/s/ Kyla Rackley
Name: Kyla Rackley
Title: Associate Vice President Credit

RBC/Tucows Amending Agreement No. 2

TUCOWS INC., as Parent

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

TUCOWS.COM CO., as Borrower

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

TING INC., as Borrower

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

TUCOWS (EMERALD), LLC, as Borrower

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

WAVELO, INC., as Borrower

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

TUCOWS (DELAWARE) INC., as Borrower

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

RBC/Tucows Amending Agreement No. 2

Acknowledged and agreed to as of the date first written above.

ENOM, LLC, as Guarantor

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

TUCOWS DOMAINS INC., as Guarantor

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

ASCIO TECHNOLOGIES, CORP., as Guarantor

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

TUCOWS DOMAINS SERVICES, INC., as Guarantor

By:	/s/ Davinder Singh
Name: Davinder Singh Title: Chief Financial Officer

RBC/Tucows Amending Agreement No. 2

SCHEDULE 6

APPLICABLE COMMITMENT FEE AND APPLICABLE MARGINS

Level	Total Funded Debt to Adjusted EBITDA	Canadian Prime Rate / Base Rate Advances	BAs / Fixed Rate Advances / Letters of Credit	Applicable Commitment Fee Rate
1	˂1.75x	25 bps	150 bps	30 bps
2	≥1.75 & ˂2.25x	50 bps	175 bps	35 bps
3	≥2.25 & ˂2.75x	100 bps	225 bps	45 bps
4	≥2.75 & ˂3.25x	125 bps	250 bps	50 bps
5	≥3.25 & ˂3.75x	150 bps	275 bps	55 bps
6	≥3.75x & <4.00x	175 bps	300 bps	60 bps
7	≥4.00x	225 bps	350 bps	70 bps

The applicable “Revolving Credit Facility Commitment Fee” and “Applicable Margins” are expressed herein in basis points per annum.

RBC/Tucows Amending Agreement No. 2